UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 23, 2020

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

3980 Premier Drive, Suite 310 High Point, NC 27265 (Address of principal executive offices)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On December 23, 2020, Jeffrey B. Kindler resigned from the Board of Directors of vTv Therapeutics, Inc. (the “Company”), effective as of such date.  Mr. Kindler did not resign as a result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Appointment of Director

On December 30, 2020, the Board of Directors (the “Board”) of vTv Therapeutics Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Robin E. Abrams, as Executive Chairman and a member of the Board, effective immediately.  Ms. Abrams will serve a term through the date of the next annual meeting of the Company’s stockholders.  In addition, Ms. Abrams will serve as a member of the Nominating and Corporate Governance Committee. In connection with her appointment, Ms. Abrams resigned from her role as Executive Vice President and General Counsel of the Company, a position which she has held since 2016.

In connection with her appointment as Executive Chairman, the Company entered into a services agreement with Ms. Abrams. The services agreement provides for a base fee of not less than $250,000. Ms. Abrams is also eligible to receive annual cash and equity performance bonuses in respect of each completed fiscal year as determined by the Compensation Committee of the Company. The services agreement does not specify the performance metrics and goals for the annual target cash and equity awards, which metrics and goals will be established by the Compensation Committee. Any such equity awards will generally vest in three equal installments of 33.33% on each anniversary of the date of grant, subject to continued performance of services on the applicable vesting date (provided that upon certain qualifying terminations, such awards shall vest in full). The services agreement contains a customary one-year post termination non-compete and non-solicit and other customary terms.

Though the services agreement with Ms. Abrams does not provide for severance, it does provide for full acceleration of vesting of outstanding equity awards upon certain qualifying terminations of services.

Ms. Abrams is General Counsel and Chief Administrative Officer of SIGA Technologies, Inc. a position she has held since April 2016.  Prior to her roles at SIGA and the Company, Ms. Abrams had an extensive career in the pharmaceutical industry and served as an Assistant United States Attorney in the Southern District of New York.

The foregoing description of the services agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the services agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events

David M. Lambert III (“Trey”) has been promoted to Senior Vice President and General Counsel in connection with Ms. Abrams’ appointment as Executive Chairman and resignation as Executive Vice President and General Counsel, as more fully described in Item 5.02 above.  Mr. Lambert was previously Vice President, Senior Counsel for the Company, a role he has held since 2016.  Prior to his role at the Company, Mr. Lambert was an associate at Latham & Watkins LLP in its Washington, D.C. office and at Womble Bond Dickinson in its Winston-Salem, NC office.  Mr. Lambert holds a J.D. and an MBA from the University of North Carolina at Chapel Hill.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Chairman Agreement, dated as of December 30, 2020, by and between vTv Therapeutics Inc. and Robin E. Abrams

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Rudy C. Howard
Name:	Rudy C. Howard
Title:	Chief Financial Officer

Dated: December 30, 2020